UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 27, 2007

Active Power, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12

Austin, Texas 78758

(Address of principal executive offices, including zip code)

(512) 836-6464

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Active Power, Inc. (the “Company”) approved the amendment of certain unexercised stock options (the “Eligible Options”) held by certain executive officers of the Company (together, the “Eligible Executives”), that had original exercise prices per share that were less than the fair market value per share of the Company’s common stock on the option’s date of grant, as determined by the Company for financial accounting purposes. The amendments would increase the exercise price for the unexercised portion of the Eligible Options to the appropriate fair market value per share on the date of grant. The purpose of these amendments is to avoid unfavorable tax consequences for the optionholders under United States Internal Revenue Code Section 409A (“Section 409A”) which would result upon the vesting of any of the Eligible Options that had an exercise price that is less than fair market value of the underlying common stock on the option’s date of grant.

The aggregate number of shares of common stock underlying Eligible Options is 347,593, including 125,000 shares subject to Eligible Options held by James Clishem, the Company’s principal executive officer, and 75,000 shares held by Lisa Brown, a named executive officer of the Company. The exercise price for Mr. Clishem’s options were increased by $0.08 per share, and the exercise price for Ms. Brown’s options were increased by $0.14. Other than James Clishem and Lisa Brown, no options held by the Company’s principal executive officer, principal financial officer or any named executive officers are being amended.

In exchange for the Eligible Executives agreeing to the increase in the exercise price of their Eligible Options, to the extent such exercise price is less than $2.50 per share, the Company will make a cash payment, less applicable tax withholding, to the Eligible Executives in an amount equal to the incremental per share exercise price increase multiplied by the corresponding number of shares subject to the affected options. In order to satisfy the provisions of Section 409A, these payments will be made in January 2008. The aggregate payments to be made pursuant to the amendments are approximately $4,467.70. No cash payments will be made to the Company’s principal executive officer, principal financial officer or any named executive officers.

The form of option amendment agreements to be entered into between the Company and each of the Eligible Executives is attached to this report as Exhibits 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Form of Option Agreement Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: December 28, 2007	By:	/s/ John K. Penver
John K. Penver Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Option Agreement Amendment